UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2013

WHEREVERTV BROADCASTING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11873	13-3886065
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2715 Sarah Street Pittsburgh, Pennsylvania	15203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 663-0094

Copies to:

Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Tel: 212-519-5109

Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

WhereverTV Broadcasting Corporation  (the “Company”) would like to provide guidance for its business and financial condition and is providing revenue estimates for 2012.

Financial Update

For the 3 months ending:

•	March 31, 2012, the Company’s revenues are estimated at $21,921.01;

•	June 30, 2012, the Company’s revenues are estimated at $25,481.83;

•	September 30, 2012, the Company’s revenues are estimated to be $25,017.48

•	December 31, 2012, the Company’s revenues are estimated to be $26,638.65

•	Total revenues for 2012 are estimated at $98,266.97.

These estimates are subject to minor adjustments once the Company’s audit is complete.

Business Update

The Company continues to prepare itself for the launch of its new, US “over the top” cable television service and will be announcing a launch date within the next 45 days. Additionally, the Company anticipates announcements related to the expansion of its Arabic language content offering in February 2013.

ITEM 8.01.	OTHER EVENTS.

The disclosures set forth in Item 2.02 are hereby incorporated to this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 16, 2013	WHEREVERTV BROADCASTING CORPORATION

	By:	/s/ Mark Cavicchia
Name: Mark Cavicchia
Title: Chief Executive Officer

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